Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 95 to the Registration Statement (Form N-1A, No. 33-11802) of our reports dated February 14, 2014 on the financial statements and financial highlights of DWS Alternative Asset Allocation VIP, DWS Global Income Builder VIP, DWS Global Equity VIP, DWS Small Mid Cap Value VIP, DWS Global Growth VIP, DWS Government & Agency Securities VIP, DWS High Income VIP, DWS Large Cap Value VIP, DWS Money Market VIP, DWS Small Mid Cap Growth VIP, DWS Unconstrained Income VIP (eleven of the series of DWS Variable Series II) included in each Fund’s Annual Report for the fiscal year ended December 31, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 25, 2014